Exhibit 16.1

March 18, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Barrington Foods International, Inc.
     Commission File No. 0-25523

Dear Commissioners:

We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K/A of Barrington Foods International, Inc. filed with the Securities and Exchange Commission on March 14, 2003 and agree with the statements contained therein.

Very truly yours,

/s/ Stonefield Josephson, Inc.
Certified Public Accountants